                                                                    EXHIBIT 99.1


                         UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:                               Section
                                     Section         CASE NO. 04-31200 HDH
MINORPLANET SYSTEMS USA, INC.,       Section         Jointly Administered
                                     Section
         DEBTOR                      Section         CHAPTER 11
                                     Section
CAREN (292) LIMITED,                 Section         CASE NO. 04-31201 HDH
                                     Section
         DEBTOR                      Section         CHAPTER 11
                                     Section
MINORPLANET SYSTEMS USA LIMITED,     Section         CASE NO. 04-31202 SAF
                                     Section
         DEBTOR                      Section         CHAPTER 11


                      DEBTORS' JOINT PLAN OF REORGANIZATION
                              DATED: APRIL 26, 2004





                                             NELIGAN TARPLEY ANDREWS & FOLEY LLP

                                             By:   Patrick J. Neligan, Jr.
                                                   State Bar No. 14866000
                                                   David Ellerbe
                                                   State Bar No. 06530600
                                                   dellerbe@neliganlaw.com
                                                   Omar J. Alaniz
                                                   State Bar No. 24040402
                                                   1700 Pacific Avenue
                                                   Suite 2600
                                                   Dallas, Texas 75201
                                                   (214) 840-5300
                                                   (214) 840-5301 fax

                                             ATTORNEYS FOR DEBTORS

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS, CONSTRUCTION, AND INTERPRETATION...........................................................1
ARTICLE II SUMMARY OF THE PLAN....................................................................................8
ARTICLE III UNCLASSIFIED CLAIMS...................................................................................9
         3.01.    Administrative Claims Against Minorplanet, Limited, and Caren...................................9
         3.02.    Fee Claims Against Minorplanet, Limited, and Caren; Filing Fee Applications.....................9
         3.03.    Allowance of Administrative Claims.............................................................10
         3.04.    Payment of Allowed Administrative Claims.......................................................10
         3.05.    Allowed Priority Tax Claims....................................................................10
         3.06.    United States Trustee Fees.....................................................................10
ARTICLE IV CLASSIFICATION OF CLAIMS AND INTERESTS................................................................11
         4.01.    Classification of Claims Against or Interests in Minorplanet, Limited, and Caren...............11
ARTICLE V IDENTIFICATION OF UNIMPAIRED AND IMPAIRED CLAIMS AND INTERESTS; CRAMDOWN...............................11
         5.01.    Unimpaired Claims..............................................................................11
         5.02.    Impaired Claims................................................................................12
         5.03.    Impaired Interests.............................................................................12
         5.04.    Controversy Concerning Impairment..............................................................12
         5.05.    Cramdown...................................................................................... 12
ARTICLE VI TREATMENT OF CLAIMS AND INTERESTS.....................................................................12
         6.01.    Other Priority Claims--Class 1 Claims Against Minorplanet, Limited, and Caren..................12
         6.02.    Secured Claims--Class 2 Against Minorplanet, Limited, and Caren................................12
         6.03.    General Unsecured Claims--Class 3 Against Minorplanet, Limited, and Caren......................13
         6.04.    Convenience Claims--Class 4 Against Minorplanet, Limited, and Caren............................13
         6.05.    Interests in Minorplanet attributable to Existing Common Stock--Class 5 as to Minorplanet......13
         6.06.    Interests in Minorplanet other than Existing Common Stock and Interests in Caren and
                  Limited--Class 6 as to Minorplanet, Limited, and Caren.........................................14
ARTICLE VII MISCELLANEOUS PROVISIONS RELATED TO TREATMENT OF CLAIMS AND INTERESTS................................14
         7.01.    Allowed Claims and Allowed Interests...........................................................14
         7.02.    Postpetition Interest..........................................................................14
         7.03.    Alternative Treatment..........................................................................14
ARTICLE VIII INDEMNIFICATION OBLIGATIONS; TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................15
         8.01.    Indemnification of Current Officers and Directors..............................................15
         8.02.    General Treatment of Executory Contracts and Unexpired Leases; Rejected If Not Assumed.........15
         8.03.    Cure Payments and Release of Liability.........................................................15
         8.04.    Bar to Rejection Claims........................................................................15
         8.05.    Rejection Claims...............................................................................16
ARTICLE IX CONTINUATION OF CERTAIN EMPLOYEE  BENEFITS; NEW STOCK OPTIONS.........................................16
         9.01.    Employee Benefits..............................................................................16
         9.02.    New Management Stock...........................................................................16
         9.03.    Repurchase Option Exercise Under the SORA......................................................16

ARTICLE X EFFECT OF CONFIRMING THIS PLAN.........................................................................16
         10.01.   Binding Effect.................................................................................16
         10.02.   Discharge of Debtors...........................................................................17
         10.03.   Release........................................................................................17
         10.04.   Injunction.....................................................................................18
ARTICLE XI MEANS FOR EXECUTION OF THIS PLAN......................................................................18
         11.01.   Substantive Consolidation......................................................................18
         11.02.   Reorganized Minorplanet........................................................................19
         11.03.   Sources of Cash................................................................................19
         11.04.   Revesting of Assets............................................................................19
         11.05.   Treatment of the Existing Debt Instruments.....................................................19
         11.06.   New Common Stock; New Management Stock.........................................................20
         11.07.   Directors and Management of Reorganized Minorplanet............................................20
         11.08.   Implementing Documents.........................................................................21
ARTICLE XII METHOD OF DISTRIBUTION...............................................................................21
         12.01.   Reorganized Minorplanet........................................................................21
         12.02.   Surrender of Securities Or Instruments.........................................................21
         12.03.   Initial Distribution Date......................................................................22
         12.04.   Means Of Cash Payment..........................................................................22
         12.05.   Calculation of Distribution Amounts of New Securities..........................................22
         12.06.   Delivery of Distributions......................................................................22
         12.07.   Fractional Dollars; De Minimis Distributions...................................................23
         12.08.   Allocation of Plan Distribution Between Principal And Interest.................................23
         12.09.   Unclaimed Distributions........................................................................23
ARTICLE XIII CLAIMS RESOLUTION...................................................................................23
         13.01.   Objections to Claims...........................................................................23
         13.02.   Disputed Claims Reserve........................................................................24
ARTICLE XIV ASSERTION OF CLAIMS..................................................................................24
         14.01.   Assertion of Estate Actions, Defenses and Counterclaims........................................24
         14.02.   Setoffs........................................................................................24
ARTICLE XV VOTING AND EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS.......................................25
         15.01.   Impaired Classes to Vote.......................................................................25
         15.02.   Acceptance by Classes of Claims and Interests..................................................25
         15.03.   Section 1129(b) Cramdown.......................................................................25
ARTICLE XVI CONDITIONS PRECEDENT TO CONFIRMATION  AND CONSUMMATION OF THIS PLAN..................................25
         16.01.   Conditions to Confirmation.....................................................................25
         16.02.   Conditions to Consummation.....................................................................26
         16.03.   Waiver of Conditions...........................................................................27
         16.04.   Effect of Non-Occurrence of Conditions to Consummation.........................................27
ARTICLE XVII RETENTION OF JURISDICTION...........................................................................27
         17.01.   Jurisdiction...................................................................................27
         17.02.   Examination of Claims and Interests............................................................27
         17.03.   Determination of Disputes......................................................................28
         17.04.   Additional Purposes............................................................................28

ARTICLE XVIII GENERAL NOTICES AND DEFAULT UNDER THIS PLAN........................................................29
         18.01.   General Notices................................................................................29
         18.02.   Asserting and Curing Default Under the Plan....................................................30
         18.03.   Termination of Creditors' Committee's Duties...................................................30
         18.04.   Compliance with Tax Requirements...............................................................31
         18.05.   Modification or Revocation of this Plan........................................................31
         18.06.   Revocation of this Plan........................................................................31
         18.07.   Effect of Withdrawal or Revocation.............................................................31
         18.08.   Due Authorization..............................................................................31
         18.09.   Implementation.................................................................................31
         18.10.   Ratification...................................................................................32
         18.11.   Term of Injunctions or Stays...................................................................32
         18.12.   Integration Clause.............................................................................32
         18.13.   Interpretation.................................................................................32
         18.14.   Severability of Plan Provisions................................................................32
         18.15.   Governing Law..................................................................................32

                      DEBTORS' JOINT PLAN OF REORGANIZATION

         Minorplanet Systems USA, Inc. ("Minorplanet"), Caren (292) Limited ("Caren"), and Minorplanet Systems USA Limited ("Limited" or together with Minorplanet and Caren, the "Debtors"), file this Joint Plan of Reorganization (the "Plan") pursuant to section 1121(a) of the Bankruptcy Code. Reference is made to the Debtors' Joint Disclosure Statement, filed on April __ 2004, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of this Plan and certain related matters.

                                   ARTICLE I
                  DEFINITIONS, CONSTRUCTION, AND INTERPRETATION

         The capitalized terms used herein shall have the respective meanings set forth below. A term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code. Words and terms defined in section 101 of the Bankruptcy Code shall have the same meaning when used in the Plan, unless a different definition is given in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. Whenever the context requires, words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender and vice versa. All exhibits and schedules attached to the Plan are incorporated herein.

         1.1. "Administrative Claim" means any Claim for an Administrative Expense.

         1.2. "Administrative Claims Bar Date" means thirty (30) days after the Confirmation Date.

         1.3. "Administrative Expense" means any cost or expense of administration of the Cases incurred on or before the Effective Date entitled to priority under section 507(a)(1) and allowed under section 503(b) of the Bankruptcy Code, including, without limitation, Fee Claims and all other claims for compensation or reimbursement of expenses to the extent allowed by the Bankruptcy Court under the Bankruptcy Code, Cure Claims, and all fees and charges assessed against the Debtors' Estates under chapter 123 of Title 28 of the United States Code.

         1.4. "Allowance Date" means the date on which a Claim or an Administrative Expense becomes an Allowed Claim.

         1.5. "Allowed" means a Claim, an Administrative Expense, or an Interest, or any portion thereof, (a) that has been allowed by a Final Order, (b) that was listed in the Schedules as neither disputed, contingent nor unliquidated and for which no timely proof of Claim or Interest was filed, (c) for which a proof of Claim or Interest in a liquidated amount has been timely filed pursuant to the Bankruptcy Code or any Final Order of the Bankruptcy Court and as to which either (i) no objection to its allowance has been filed on or before the Objection Deadline or within any other period fixed by the Bankruptcy Code or a Final Order of the Bankruptcy Court or (ii) any objection to its allowance has been settled, waived



DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 1 OF 33
                  through payment or withdrawn, or has been denied by a Final Order of the Bankruptcy Court, or (d) that is expressly allowed in a liquidated amount in the Plan.

         1.6. "Assumed Contracts" means all Contracts of the Debtors that shall be listed or otherwise described in a Plan Document and that are to be assumed pursuant to this Plan, including the amounts of Cure Claims that the Debtors believe are due under those Contracts upon their assumption or as otherwise provided in this Plan.

         1.7. "Authorized New Common Stock" means the fifty million (50,000,000) shares of common stock of Reorganized Minorplanet authorized to be issued from and after the Effective Date, having a par value of $.01 per share as of the Effective Date.

         1.8. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified at title 11 of the United States Code.

         1.9. "Bankruptcy Court" means the Bankruptcy Court unit of the United States District Court for the Northern District of Texas, Dallas Division, or such other court having jurisdiction over the Cases.

         1.10. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as prescribed by the United States Supreme Court pursuant to section 2075 of title 28 of the United States Code.

         1.11. "Business Day" means any day on which commercial banks are open for business in Dallas, Texas.

         1.12. "Cases" means the cases commenced on the Petition Date under chapter 11 of the Bankruptcy Code by Minorplanet (Case No. 04-31200), by Caren (Case No. 04-31201) and by Limited (Case No. 04-31202).

         1.13. "Case Interest Rate" means, for an Unsecured Claim, the federal judgment rate provided in 28 U.S.C. Section 1961 in effect on the Petition Date, or such other rate as the Bankruptcy Court may determine, compounded annually on each anniversary of the Petition Date.

         1.14. "Cash" means legal tender of the United States of America or Cash equivalents.

         1.15. "Certificate" means an instrument evidencing an Interest in any of the Debtors, including, without limitation, the Existing Common Stock.

         1.16. "Claim" shall have the meaning provided in section 101(5) of the Bankruptcy Code.

         1.17.    "Claimant" means the holder of a Claim.

         1.18. "Collateral" means any property of the Debtors subject to a valid and enforceable lien to secure the payment of a Claim.


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 2 OF 33

         1.19. "Confirmation Date" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

         1.20. "Confirmation Hearing" means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128, scheduled to commence on __________, 2004, at ________ Central Time, and as may be continued from time to time, on confirmation of the Plan.

         1.21. "Confirmation Order" means the order of the Bankruptcy Court confirming this Plan.

         1.22. "Contract" means any executory contract or unexpired lease governed by section 365 of the Bankruptcy Code.

         1.23. "Convenience Claim" means a General Unsecured Claim in an amount, as of the Petition Date, of $10,000.00 or less; provided that if the holder of a General Unsecured Claim in an amount greater than $10,000.00 elects to reduce such Claim to $10,000.00, such Claim shall be treated as a Convenience Claim for all purposes. Such election shall be made on the ballot for accepting or rejecting the Plan, completed and returned within the time fixed by order of the Bankruptcy Court. Making this election shall be deemed a waiver by such electing Holder of (a) any right to participate in Class 3-General Unsecured Claims as to any and all Claims held by such holder, and (b) any portion of such Holder's General Unsecured Claim in excess of $10,000.00.

         1.24. "Credit Facility" means a credit facility of up to one million five hundred seventy-five thousand dollars ($1,575,000) to be entered into by Minorplanet with a lender and in form and substance that are acceptable to Minorplanet that is able to be consummated on or before the Effective Date, and that provides for the amount of Cash, if any, necessary to consummate this Plan.

         1.25. "Credit Facility Closing Date" means the date on which the closing on the Credit Facility is concluded.

         1.26. "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Cases.

         1.27. "Cure Claim" means a Claim arising from the assumption of a Contract under section 365(b) of the Bankruptcy Code.

         1.28. "Current Board of Directors" means the board of directors of Minorplanet as of the Confirmation Date.

         1.29. "Current Officers" means Dennis R. Casey, W. Michael Smith, J. Raymond Bilbao, Robert Gray, Robert Lambert and David Bagley in the capacities identified in section 11.07 of the Plan.


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 3 OF 33

         1.30. "Current Officers and Directors" means those individuals who serve or have served as directors or officers of any Debtor at any time on or after the Petition Date.

         1.31. "Debtors" means Minorplanet Systems USA, Inc., Caren (292) Limited, and Minorplanet Systems USA Limited.

         1.32. "Disclosure Statement" means the Joint Disclosure Statement with respect to this Plan of Reorganization, as it may be altered, amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the Bankruptcy Rules.

         1.33. "Disputed" when used with respect to a Claim or Interest, means any such Claim or Interest that is not Allowed.

         1.34. "Disputed Claims Reserve" shall mean amounts held in trust by Reorganized Minorplanet for the benefit of Holders of Disputed Claims in accordance with the provisions of section 13.02 of this Plan.

         1.35. "Distribution" means the property required by this Plan to be distributed to the Holders of Allowed Claims or Holders of Allowed Interests in Minorplanet.

         1.36. "Effective Date" means a Business Day selected by the Debtors after the first Business Day which is ten (10) days after the Confirmation Date on which (a) the Confirmation Order is not stayed and (b) all conditions to the effectiveness of the Plan have been satisfied or waived as provided in Article 16 of the Plan.

         1.37.    "Erin Mills" means Erin Mills Investment Corporation.

         1.38. "Estates" means each individual Debtor's estate, and collectively the Debtors' estates, in the Cases created pursuant to section 541 of the Bankruptcy Code.

         1.39. "Estate Action" means any cause of action or right to payment arising under federal, state or common law that the Debtors, Reorganized Minorplanet, or the Estates may hold against any Person, including without limitation, causes of action arising under chapter 5 of the Bankruptcy Code.

         1.40. "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as now in effect or hereafter amended.

         1.41. "Existing Common Stock" means the common stock of Minorplanet, $.01 par value, issued and outstanding before the Effective Date.

         1.42. "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder of the Claim in a timely filed proof of Claim; (b) when used in reference to an unliquidated Claim, the amount of the Claim as estimated by the Bankruptcy Court pursuant to section 502(c) of the


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 4 OF 33

                  Bankruptcy Code; and (c) when used in reference to an Allowed Claim, the Allowed amount of the Claim.

         1.43. "Fee Application" means an application for the allowance of a Fee Claim.

         1.44. "Fee Claim" means a Claim by a Professional or any other party in interest pursuant to sections 327, 328, 330, 331, 363, 503(b) or 1103 of the Bankruptcy Code or otherwise relating to services performed after the Petition Date and prior to and including the Effective Date, including Claims for reimbursement of expenses incurred by members of the Creditors' Committee in performing their duties under the Bankruptcy Code.

         1.45. "Final Decree" means the final decree entered by the Bankruptcy Court on or after the Effective Date and pursuant to Bankruptcy Rule 3022.

         1.46. "Final Order" means (a) an order as to which the time to appeal, petition for certiorari or move for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment has expired and as to which no appeal, petition for certiorari or other proceedings for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment shall then be pending or (b) in the event that an appeal, writ of certiorari, reargument, rehearing, reconsideration, new trial, or motion to alter or amend findings or judgment thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument, rehearing, reconsideration, new trial, or motion to alter or amend findings or judgment was sought, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing, reconsideration, new trial, or to alter or amend findings or judgment shall have expired, provided, however that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to such order.

         1.47. "General Unsecured Claim" means any Claim against any of the Debtors that is neither secured nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court.

         1.48. "Holder" means a Person who is the beneficial owner of a Claim or Interest. For purposes of voting to accept or reject this Plan, a Person must be a Holder as of the Voting Record Date. For purposes of a Distribution, a Person must be a Holder as of the Initial Distribution Date.

         1.49. "Indenture" means the Indenture, dated September 23, 1997, by and among Minorplanet, HighwayMaster Corporation, and Texas Commerce Bank, N.A. as trustee, as supplemented and modified by the First Supplemental Indenture, dated June 20, 2001, by and among Minorplanet and The Chase Manhattan Bank, N.A.


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 5 OF 33

         1.50. "Indenture Trustee" means JPMorgan Chase Bank (as successor to Texas Commerce Bank, N.A. and The Chase Manhattan Bank, N.A.) in its capacity as the trustee under the Indenture.

         1.51. "Initial Distribution Date" means, when used with respect to a particular Claim or Interest as to which the Holder thereof is entitled to a Distribution under the Plan, the later of (a) the Effective Date or as soon thereafter as practicable, or
                  (b) the Allowance Date or as soon thereafter as practicable.

         1.52. "Interest" means any "equity security" (as defined in section 101 of the Bankruptcy Code) in any of the Debtors, including, without limitation, the Existing Common Stock and any rights under any warrant, option or other right, contractual or otherwise, to acquire any Existing Common Stock or any other securities of Minorplanet.

         1.53. "New Board of Directors" means the board of directors of Reorganized Minorplanet, formed as of the Effective Date, as described in section 11.07 of this Plan.

         1.54. "New Common Stock" means the seven million seven hundred thousand (7,700,000) shares of Authorized New Common Stock (including the 700,000 shares of New Management Stock) that will be issued on the Initial Distribution Date to Holders of Allowed General Unsecured Claims and Holders of Allowed Interests in Minorplanet pursuant to sections 6.03 and 6.05 of the Plan, respectively, and, with respect to the New Management Stock, to the Current Officers.

         1.55. "New Management Stock" means seven hundred thousand (700,000) shares of the New Common Stock that will be issued to the Current Officers after the Effective Date in amounts to be determined by the Compensation Committee of the New Board of Directors, as provided in section 9.02 of this Plan.

         1.56. "Note" means a note issued before the Petition Date by Minorplanet under the Indenture, which notes are due on September 15, 2005 and bear interest at 13.75% with semi-annual interest payments due March 15 and September 15 of each year.

         1.57. "Objection Deadline" means the date by which objections to Claims shall be filed with the Bankruptcy Court and served upon the respective Holder(s) thereof as provided in section
                  13.01 of the Plan, which date shall be ninety (90) days after the Effective Date unless extended by order of the Bankruptcy Court.

         1.58. "Other Priority Claim" means any Claim that, if Allowed, would be entitled to priority under section 507(a)(2) through 507(a)(7) of the Bankruptcy Code.

         1.59. "Person" means and include natural persons, corporations, limited partnerships, general partnerships, joint ventures, trusts, land trusts, business trusts, unincorporated organizations, or other organizations, irrespective of whether they


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 6 OF 33
                  are legal entities, governments and agencies and political subdivisions thereof or other entities.

         1.60.    "Petition Date" means February 2, 2004.

         1.61. "Plan" or "Plan of Reorganization" means this Joint Plan of Reorganization, either in its present form or as it may hereafter be altered, amended or modified from time to time.

         1.62. "Plan Documents" means the documents that aid in effectuating the Plan as specifically identified as such herein, which will be substantially in the respective forms filed by the Debtors with the Bankruptcy Court no later than four (4) business days before the deadline for voting on the Plan.

         1.63. "Priority Tax Claim" means any Claim against any of the Debtors that, if Allowed, would be entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

         1.64. "Professionals" means those Persons defined as professional persons in sections 327 or 1103 of the Bankruptcy Code who have been employed pursuant to an order of the Bankruptcy Court in the Cases and the professionals seeking compensation or reimbursement of costs and expenses in connection with the Cases pursuant to sections 503(b)(4) or 1129(a)(4) of the Bankruptcy Code.

         1.65. "Pro Rata share" means the proportion that (a) the Face Amount of a Claim in a particular class bears to the aggregate Face Amount of Claims in the class, and includes Disputed Claims, or (b) the Interests held by an Interest Holder in a particular class bears to the aggregate Interests in the class, and includes Disputed Interests.

         1.66. "Rejection Damage Claim" means a Claim by a party to a pre-petition executory contract or an unexpired lease of non-residential real property with any of the Debtors that has not been assumed by the Debtors pursuant to this Plan or a prior Final Order of the Bankruptcy Court entered in the Cases.

         1.67. "Reorganized Minorplanet" means Minorplanet, Caren, and Limited, as substantively consolidated, reorganized, and merged, pursuant to this Plan, into a new entity from and after the Effective Date, which entity shall be named before the Confirmation Date.

         1.68. "Schedules" means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtors as required by section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules and statements have been or may be supplemented or amended.

         1.69.    "SEC" means the Securities and Exchange Commission.


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 7 OF 33

         1.70. "Secured Claim" means a Claim that is secured by a security interest in or lien on property of the Estates to the extent of the value, as of the Effective Date or such other date established by the Bankruptcy Court, of such Claim Holder's interest in the Estates' interest in such property as determined by a Final Order of the Bankruptcy Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the Claim Holder. Secured Claims shall include Claims secured by security interests or liens junior in priority to existing security interests or liens, whether by operation of law, contract, or otherwise, but solely to the extent of the value, as of the Effective Date or such other date established by the Bankruptcy Court, of such Claim Holder's interest in the Estates' interest in such property after giving effect to all security interests or liens senior in priority. Secured Claims include Secured Tax Claims.

         1.71. "Secured Tax Claim" means any Claim that is based on or assessed against any real or personal property of a Debtor and is secured as of the Petition Date by a Tax Lien against such property, which lien is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the assets or property securing such Claim.

         1.72. "Securities Act" means the Securities Act of 1933, 15 U.S.C. Sections 77a-77aa, and the rules and regulations promulgated thereunder, as now in effect or hereafter amended.

         1.73. "SORA" means the Stock Option Repurchase Agreement entered into between Minorplanet and Erin Mills on August 15, 2003.

         1.74. "Tax Lien" means any statutory lien securing an Allowed Secured Tax Claim of any ad valorem taxing authority.

         1.75.    "Voting Record Date" means April 26, 2004.

                                   ARTICLE II
                               SUMMARY OF THE PLAN

         This summary describes certain major elements of this Plan. The remaining sections of this Plan deal with each of these subjects in greater detail. Those sections are controlling, and this summary will not change or be used to construe the other provisions of this Plan.

         On or as soon as practicable after the Initial Distribution Date, Holders of Allowed Administrative Claims and Allowed Other Priority Claims will be paid in Cash in the ordinary course as they come due or on such other terms as the parties may agree. Holders of Allowed Priority Tax Claims will receive periodic payments as provided under section 1129(a)(9)(C) of the Bankruptcy Code, unless the parties agree to other terms for the payment of such Claims.

         Holders of Allowed Secured Claims shall receive, at the election of Reorganized Minorplanet, either (i) payment in Cash in an amount equivalent to the full amount of such Holder's Allowed Secured Claim; (ii) deferred Cash payments over a period of five (5) years


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 8 OF 33
after the Initial Distribution Date totaling the amount of such Holder's Allowed Secured Claim, with interest; (iii) the return of the Collateral securing such Allowed Secured Claim in full satisfaction of such Claim, or (iv) such other treatment as may be agreed to in writing by such Holder and the Debtors or Reorganized Minorplanet.

         Holders of Allowed General Unsecured Claims will receive their Pro Rata share of seven million (7,000,000) shares of the New Common Stock of Reorganized Minorplanet on or as soon as practicable after the Initial Distribution Date. The portion of the New Common Stock that will be distributed to Holders of Allowed General Unsecured Claims will be determined based upon the Bankruptcy Court's determination, on or before the Confirmation Date, of the aggregate value of all of the New Common Stock.

         Each Holder of an Allowed Convenience Claim shall receive Cash in an amount equal to twenty-five percent (25%) of their Allowed Claims. Reorganized Minorplanet shall pay such Cash in full on the Initial Distribution Date.

         All Interests in Minorplanet, Limited, and Caren will be extinguished as of the Effective Date. Each Holder of an Interest in Minorplanet that is attributable to Existing Common Stock will receive a Pro Rata share of seven million (7,000,000) shares of the New Common Stock that is not issued to Holders of Allowed General Unsecured Claims. The portion of the New Common Stock that will be distributed to such Holders of Allowed Interests in Minorplanet will be determined based upon the Bankruptcy Court's determination, on or before the Confirmation Date, of the aggregate value of all of the New Common Stock. The Holders of Interests in Minorplanet other than Existing Common Stock and the Holders of Interests in Limited and Caren will not receive or retain any property under the Plan on account of those Interests.

                                  ARTICLE III
                               UNCLASSIFIED CLAIMS

         3.01. ADMINISTRATIVE CLAIMS AGAINST MINORPLANET, LIMITED, AND CAREN

         The Holder of any Administrative Claim, other than (a) a Fee Claim, (b) an Allowed Administrative Claim, or (c) a liability incurred and paid in the ordinary course of business by the Debtors must file with the Bankruptcy Court, and serve on all parties required to receive notice thereof, an application for the allowance of such Administrative Claim no later than the Administrative Claims Bar Date. Such application must include at a minimum (a) the name of the Holder of the Claim, (b) the amount of the Claim, and (c) the basis of the Claim. Failure to timely file and serve the application required under this section shall result in the Administrative Claim being forever barred and discharged.

         3.02. FEE CLAIMS AGAINST MINORPLANET, LIMITED, AND CAREN; FILING FEE APPLICATIONS

         Each Professional who holds or asserts an Administrative Claim that is a Fee Claim for compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date shall be required to file with the Bankruptcy Court, and shall serve on all parties required to receive notice, a Fee Application within ninety (90) days after the Effective Date. Objections to Fee Applications must be filed within twenty-five (25) days after the filing and service of the Fee Application. Failure to timely file a Fee Application as required under this section of the Plan shall result in the Fee Claim being forever barred and discharged.


DEBTORS' JOINT PLAN OF REORGANIZATION                              PAGE 9 OF 33

         3.03. ALLOWANCE OF ADMINISTRATIVE CLAIMS

         An Administrative Claim with respect to which notice has been timely and properly filed pursuant to section 3.01 of the Plan shall become an Allowed Administrative Claim if no objection is filed within sixty (60) days after its filing and service. If an objection is filed within such sixty (60) day period, the Administrative Claim shall become an Allowed Administrative Claim only to the extent Allowed by a Final Order. An Administrative Claim that is a Fee Claim, and with respect to which a Fee Application has been timely and properly filed pursuant to section 3.02 of the Plan, shall become an Allowed Administrative Claim only to the extent allowed by a Final Order.

         3.04. PAYMENT OF ALLOWED ADMINISTRATIVE CLAIMS

         Each Holder of an Allowed Administrative Claim shall be paid the amount of such Holder's Allowed Administrative Claim in Cash on or as soon as practicable after the Initial Distribution Date, or shall receive such other treatment as agreed upon in writing by the Debtors or Reorganized Minorplanet and such Holder; provided, however, that an Administrative Claim representing a liability incurred in the ordinary course of business by the Debtors may be paid in the ordinary course of business by the Debtors or Reorganized Minorplanet; and provided, further, that the payment of any Allowed Cure Claim may be made, at the sole election of Reorganized Minorplanet, in one or more monthly payments of Cash over a period of three (3) months after the Initial Distribution Date or such other period as the Bankruptcy Court may determine. All Allowed Fee Claims shall be paid by the Debtors or Reorganized Minorplanet in Cash within ten (10) days after such Claim is Allowed by a Final Order.

         3.05. ALLOWED PRIORITY TAX CLAIMS

         Each Holder of an Allowed Priority Tax Claim shall be paid the Allowed amount of such Claim pursuant to (a) the provisions of section 1129(a)(9)(C) of the Bankruptcy Code in equal annual installments commencing on the first anniversary of the Initial Distribution Date, with the final payment of the unpaid balance thereof to be made on the sixth anniversary of the date of assessment of the tax, together with interest thereon at the prevailing interest rate for United States Treasury Bills maturing on June 30, 2009 as published in the Wall Street Journal on the Effective Date, or (b) such other terms as the Holder of such Claim and the Debtors or Reorganized Minorplanet may agree; provided, however, that Reorganized Minorplanet shall have the right to pay any Allowed Priority Tax Claim, or any unpaid balance of such Claim, in full, at any time after the Effective Date, without premium or penalty.

         3.06. UNITED STATES TRUSTEE FEES

         Reorganized Minorplanet shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. Section 1930(a)(6). Any fees due as of the Confirmation Date will be paid in full on the Effective Date. After the Confirmation Date, Reorganized Minorplanet shall pay United States Trustee quarterly fees as they accrue until this case is closed by the Bankruptcy Court. Reorganized Minorplanet shall file with the Bankruptcy


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 10 OF 33

Court and serve on the United States Trustee a quarterly financial report for each quarter (or portion thereof) that the case remains open in a format prescribed by the United States Trustee.

                                   ARTICLE IV
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         4.01. CLASSIFICATION OF CLAIMS AGAINST OR INTERESTS IN MINORPLANET, LIMITED, AND CAREN

         This section 4.01 sets forth a designation of classes of Claims against and Interests in the Debtors in accordance with section 1122(a) of the Bankruptcy Code. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of the class and is classified in a different class to the extent the Claim or Interest qualifies within the description of that different class. If a Claim is acquired or transferred, the Claim shall be placed in the class in which it would have been placed if it were owned by the original Holder of such Claim.

         The following classification of Claims against and Interests in each of the Debtors presumes that the Debtors' Estates have been substantively consolidated on or before the Confirmation Date, as described in section 11.01 of this Plan. The Debtors reserve the right to amend the Plan with respect to the classification of Claims and Interests in the event the Debtors' Estates are not substantively consolidated.

                  Class 1: Other Priority Claims against Minorplanet, Limited, and Caren

                  Class 2: Secured Claims against Minorplanet, Limited, and
                  Caren

                  Class 3: General Unsecured Claims against Minorplanet, Limited, and Caren

                  Class 4: Convenience Claims against Minorplanet, Limited, and Caren

                  Class 5: Interests in Minorplanet attributable to Existing Common Stock

                  Class 6: Interests in Minorplanet other than Existing Common Stock; Interests in Limited and Caren

                                   ARTICLE V
                    IDENTIFICATION OF UNIMPAIRED AND IMPAIRED
                         CLAIMS AND INTERESTS; CRAMDOWN

         5.01. UNIMPAIRED CLAIMS

         Class 1 Claims against Minorplanet, Limited, or Caren are not impaired under this Plan and the Holders of those Claims are conclusively presumed to have accepted this Plan under section 1126(f) of the Bankruptcy Code.


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 11 OF 33

         5.02. IMPAIRED CLAIMS

         Class 2, 3, and 4 Claims against Minorplanet, Limited, or Caren are impaired under this Plan and the Holders of those Claims are entitled to vote to accept or reject this Plan.

         5.03. IMPAIRED INTERESTS

         The Holders of Class 5 Interests in Minorplanet attributable to Existing Common Stock are impaired under this Plan and the Holders of those Interests are entitled to vote to accept or reject this Plan. The Holders of Class 6 Interests in Minorplanet other than Existing Common Stock and the Holders of Class 6 Interests in Limited and Caren will not receive or retain any property on account of such Interests, and such Holders are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject this Plan.

         5.04. CONTROVERSY CONCERNING IMPAIRMENT

         In the event of a controversy as to whether any Claim or Interest or class of Claims or Interests is impaired under this Plan, the Bankruptcy Court will, after notice and a hearing, determine the controversy.

         5.05. CRAMDOWN

         This section shall constitute the Debtors' request, pursuant to section 1129(b)(1) of the Bankruptcy Code, that the Bankruptcy Court confirm the Plan if all of the requirements of section 1129(a) of the Bankruptcy Code, other than subsection (8) thereof, are met with respect to the Plan.

                                   ARTICLE VI
                        TREATMENT OF CLAIMS AND INTERESTS

         6.01. OTHER PRIORITY CLAIMS--CLASS 1 CLAIMS AGAINST MINORPLANET, LIMITED, AND CAREN

         All Allowed Other Priority Claims shall be paid by Reorganized Minorplanet either (a) in full, in Cash, on or as soon as practicable after the Initial Distribution Date, or (b) upon such terms as may be agreed to in writing by the Holder of such Claim and the Debtors or Reorganized Minorplanet. This class is unimpaired under the Plan.

         6.02. SECURED CLAIMS--CLASS 2 AGAINST MINORPLANET, LIMITED, AND CAREN

         Class 2 Claims against Minorplanet, Limited, and Caren shall contain separate subclasses for each Other Secured Claim. Each subclass is deemed to be a separate class for all purposes under the Bankruptcy Code. On or as soon as practicable after the Initial Distribution Date, each Holder of an Allowed Secured Claim, in full satisfaction, settlement, release and discharge of each such Claim, shall receive, at Reorganized Minorplanet's option, either (i) payment in Cash


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 12 OF 33
in an amount equivalent to the full amount of such Holder's Allowed Secured Claim; (ii) deferred Cash payments over a period of five (5) years after the Initial Distribution Date totaling the amount of such Holder's Allowed Secured Claim, with interest payable at the prevailing interest rate for United States Treasury Bills maturing on June 30, 2009 as published in the Wall Street Journal on the Effective Date; (iii) the return of the Collateral securing such Allowed Secured Claim in full satisfaction of such Claim; or (iv) such other treatment as may be agreed to in writing by such Holder and the Debtors or Reorganized Minorplanet. In the event that any such Allowed Secured Claim exceeds the value of the Collateral, any such excess (exclusive of any post-petition interest, fees or other charges Allowed by a Final Order as part of that Allowed Secured Claim) shall constitute a General Unsecured Claim for purposes of the Plan, unless the Holder of such Claim has elected treatment pursuant to section 1111(b) of the Bankruptcy Code and in accordance with Bankruptcy Rule 3014. These classes are impaired under the Plan.

         6.03. GENERAL UNSECURED CLAIMS--CLASS 3 AGAINST MINORPLANET, LIMITED, AND CAREN

         On or as soon as practicable after the Initial Distribution Date, each Holder of an Allowed General Unsecured Claim will receive, in full satisfaction, settlement, release and discharge of its Allowed General Unsecured Claim, a Pro Rata share of a portion of seven million (7,000,000) shares of the New Common Stock, which portion shall be based on the aggregate value of all of the New Common Stock as determined by the Bankruptcy Court on or before the Confirmation Date. Within thirty (30) days after a Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim, Reorganized Minorplanet shall distribute to the Holder thereof a number of shares of the Authorized New Common Stock (excluding the New Common Stock) in the same proportion that such Allowed General Unsecured Claim bears to the aggregate of all other Allowed General Unsecured Claims whose Holders have received a Pro Rata share of the New Common Stock distributed pursuant to this section 6.03. This class is impaired under the Plan.

         6.04. CONVENIENCE CLAIMS--CLASS 4 AGAINST MINORPLANET, LIMITED, AND
               CAREN

         Each Holder of an Allowed Convenience Claim shall receive Cash in an amount equal to twenty-five percent (25%) of their Allowed Claims, up to an aggregate maximum of fifty thousand dollars ($50,000). Reorganized Minorplanet shall pay such Cash in full on the Initial Distribution Date. This class is impaired under the Plan.

         6.05. INTERESTS IN MINORPLANET ATTRIBUTABLE TO EXISTING COMMON STOCK--CLASS 5 AS TO MINORPLANET

         As of the Effective Date, all Interests in Minorplanet will be extinguished. Each Holder of an Interest in Minorplanet that is attributable to Existing Common Stock will receive a Pro Rata share of the portion of seven million (7,000,000) shares of the New Common Stock that is not issued to Holders of Allowed General Unsecured Claims. The portion of the New Common Stock to be issued to Holders of Allowed Interests in Minorplanet shall be based on the aggregate value of all of the New Common Stock as determined by the Bankruptcy Court on or before the Confirmation Date. Within thirty (30) days after a Disputed Class 5 Interest becomes an Allowed Class 5 Interest, Reorganized Minorplanet shall distribute to the Holder thereof a


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 13 OF 33
number of shares of the Authorized New Common Stock (excluding the New Common Stock) in the same proportion that such Allowed Class 5 Interest bears to the aggregate of all other Allowed Class 5 Interests whose Holders have received a Pro Rata share of the New Common Stock distributed pursuant to this section
6.05. This class is impaired under the Plan.

         6.06. INTERESTS IN MINORPLANET OTHER THAN EXISTING COMMON STOCK AND INTERESTS IN CAREN AND LIMITED--CLASS 6 AS TO MINORPLANET, LIMITED, AND CAREN

         As of the Effective Date, all Interests in Limited and Caren Limited will be extinguished. The Holders of Interests in Minorplanet other than Existing Common Stock and the Holders of Interests in Limited and Caren will not receive or retain any property on account of such Interests. These classes are impaired under the Plan and are deemed to reject the Plan.

                                  ARTICLE VII
                       MISCELLANEOUS PROVISIONS RELATED TO
                        TREATMENT OF CLAIMS AND INTERESTS

         7.01. ALLOWED CLAIMS AND ALLOWED INTERESTS

         Notwithstanding any provision herein to the contrary, Reorganized Minorplanet shall make Distributions only to Holders of Allowed Claims and Allowed Class 5 Interests. No Holder of a Disputed Claim of Disputed Class 5 Interest will receive any Distribution on account thereof until and to the extent that its Disputed Claim or Disputed Interest becomes an Allowed Claim or an Allowed Interest. Reorganized Minorplanet, in its sole discretion, may withhold Distributions otherwise due hereunder to the Holder of a Claim or Interest until the Objection Deadline to enable Reorganized Minorplanet to file a timely objection thereto. Reorganized Minorplanet will establish the Disputed Claims Reserve in accordance with this Plan. Any Holder of a Disputed Claim that becomes an Allowed Claim after the Initial Distribution Date will receive its Distributions accruing before the Allowance Date, without postpetition interest (except as otherwise expressly provided in the Plan), as soon as practicable after the Allowance Date in accordance with the provisions of the Plan.

         7.02. POSTPETITION INTEREST

         In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Allowed Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein or in an order of the Bankruptcy Court or pursuant to the Bankruptcy Code, no Holder of an Allowed Claim shall be entitled to or receive postpetition interest with respect to any portion of an Allowed Claim. To the extent a Holder of an Allowed Claim is entitled to receive postpetition interest with respect to any portion of its Allowed Claim, such post-petition interest will accrue from the Petition Date through the Effective Date at the Case Interest Rate.

         7.03. ALTERNATIVE TREATMENT

         Notwithstanding any provision herein to the contrary, any Holder of an Allowed Claim or an Allowed Class 5 Interest may receive, instead of the Distribution or treatment to which it is entitled hereunder, any other Distribution or treatment to which it and, prior to the Effective


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 14 OF 33

Date, the Debtors or, on or after the Effective Date, Reorganized Minorplanet may agree in writing, so long as such alternative treatment is substantially the same as or less favorable than the treatment otherwise prescribed for such Holder by the Plan.

                                  ARTICLE VIII
                    INDEMNIFICATION OBLIGATIONS; TREATMENT OF
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.01. INDEMNIFICATION OF CURRENT OFFICERS AND DIRECTORS

         The obligations of any Debtor to indemnify any of the Current Officers and Directors, whether under a Debtor's certificate of incorporation or bylaws (or analogous governing documents), any agreement, law or regulation, or otherwise, will be assumed by Reorganized Minorplanet and will continue after the Confirmation Date and be the obligations of Reorganized Minorplanet.

         8.02. GENERAL TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; REJECTED IF NOT ASSUMED

         The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all prepetition executory contracts and unexpired leases to which any of the Debtors is a party, except for executory contracts or unexpired leases that (a) have been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) are the subject of a separate motion pursuant to section 365 of the Bankruptcy Code to be filed and served by the Debtor on or before the Confirmation Date, or (c) are designated in a Plan Document that lists the executory contracts and unexpired leases that the Debtors intend to assume.

         8.03. CURE PAYMENTS AND RELEASE OF LIABILITY

         All Allowed Cure Claims that may be required by section 365(b)(1) of the Bankruptcy Code under any executory contract or unexpired lease that is assumed under this Plan or pursuant to a prior Final Order of the Bankruptcy Court shall be made in accordance with section 3.04 of the Plan. To the extent that a party to an assumed executory contract or unexpired lease has not filed an appropriate pleading with the Bankruptcy Court on or before the thirtieth
(30th) day after the Effective Date disputing the amount of any Cure Claim offered to it, disputing the cure of any other defaults, disputing the promptness of the Cure Claim payments, or disputing the provisions of adequate assurance of future performance, then such party shall be deemed to have waived its right to dispute such matters.

         8.04. BAR TO REJECTION CLAIMS

         If the rejection of an executory contract or an unexpired lease by the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors, Reorganized Minorplanet or their respective properties or agents, successors, or assigns, unless a proof of Claim is filed with the Bankruptcy Court and served upon Reorganized Minorplanet by the earlier of (a) thirty (30) days after the Effective Date or (b) such other deadline as the Bankruptcy Court may set for asserting a Claim for such damages.


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 15 OF 33

         8.05. REJECTION CLAIMS

         Any Claim arising from the rejection of an unexpired lease or executory contract shall be treated as a General Unsecured Claim pursuant to the Plan, except as limited by the provisions of sections 502(b)(6) and 502(b)(7) of the Bankruptcy Code and state law mitigation requirements. Nothing contained herein shall be deemed an admission by the Debtors that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtors of any objections to such Claim if asserted.

                                   ARTICLE IX
                        CONTINUATION OF CERTAIN EMPLOYEE
                           BENEFITS; NEW STOCK OPTIONS

         9.01. EMPLOYEE BENEFITS

         From and after the Effective Date, Reorganized Minorplanet will continue (unless subsequently modified or replaced) all existing employee benefit policies, plans and agreements, including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; and (e) qualified deferred compensation plans.

         9.02. NEW MANAGEMENT STOCK

         On or after the Effective Date, Reorganized Minorplanet, as determined by the Compensation Committee of the New Board of Directors, shall issue the New Management Stock to the Current Officers of Minorplanet, to be divided among the Current Officers as determined by the Compensation Committee of the New Board of Directors in its sole discretion.

         9.03. REPURCHASE OPTION EXERCISE UNDER THE SORA

         On the Effective Date, immediately prior to the extinguishment of the Existing Common Stock, Reorganized Minorplanet shall exercise its rights pursuant to the SORA to repurchase, and shall repurchase, from Erin Mills the 3,875,703 shares of the Existing Common Stock owned by Erin Mills. Reorganized Minorplanet shall pay Erin Mills the aggregate price of $193.79, as set forth in paragraph 1 of the SORA, in Cash on the Effective Date immediately prior to the extinguishment of the Existing Common Stock.

                                   ARTICLE X
                         EFFECT OF CONFIRMING THIS PLAN

         10.01. BINDING EFFECT

         This Plan shall be binding upon and inure to the benefit of the Debtors, Reorganized Minorplanet, all present and future Holders of Claims and Interests, and their respective successors and assigns.


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 16 OF 33

         10.02. DISCHARGE OF DEBTORS

         All consideration distributed under this Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against the Debtors of any nature whatsoever or against any of the Debtors' assets or properties. Except as otherwise expressly provided in this Plan, entry of the Confirmation Order acts as a discharge of all Claims against, liens on, and Interests in each of the Debtors, the Debtors' assets and properties, arising at any time before the Effective Date, regardless of whether a proof of Claim or proof of Interest was filed, whether the Claim or Interest is Allowed, or whether the Holder of the Claim or Interest votes to accept this Plan or is entitled to receive a distribution under this Plan. Upon the entry of the Confirmation Order, any Holder of the discharged Claim or Interest will be precluded from asserting against the Debtors or Reorganized Minorplanet or any of their assets or properties any other or further Claim or Interest based on any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Effective Date. The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors, and Reorganized Minorplanet will not be liable for any Claims or Interests and will only have the obligations as are specifically provided for in this Plan.

         10.03. RELEASE

         The Debtors, Reorganized Minorplanet, the Creditors' Committee, the members of such committee in their capacity as such, any of such parties' respective present members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents, and any of such parties' successors and assigns (the "Released Parties") shall not have or incur, and are hereby released from, any claim, obligation, cause of action, or liability to one another, to any Claim Holder or Interest Holder, to any other party in interest, or to any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or to any of their successors or assigns, for any post-petition act or omission through and including the Effective Date in connection with, relating to, or arising out of the operation of the Debtors' business (other than liabilities incurred in the ordinary course of the Debtors' business), the Cases, the filing of the Cases, the formulation, preparation, dissemination, approval, confirmation, administration, or consummation of the Plan, the Disclosure Statement, or the property to be distributed under the Plan, except for any act or omission to the extent such act or omission is determined in a Final Order to have constituted willful misconduct or gross negligence, and in all respects the Released Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in connection with the Debtors' business.

         Notwithstanding any other provision of this Plan, no Holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against the Released Parties for any post-petition act or omission through and including the Effective Date in connection with, relating to, or arising out of the operation of the Debtors' business (other than liabilities incurred in the ordinary course of the Debtors' business), the Cases, the filing of the Cases, the formulation, preparation, dissemination,


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 17 OF 33
approval, confirmation, administration, or consummation of the Plan or the Disclosure Statement, except for any act or omission to the extent such act or omission is determined in a Final Order to have constituted willful misconduct or gross negligence.

         10.04. INJUNCTION

         The satisfaction, releases, and discharge pursuant to Article X of the Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or cause of action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

         Any Person who, after the Effective Date, initiates any judicial proceeding to assert or prosecute any claim that is released and enjoined under sections 10.03 and 10.04 of the Plan shall post a bond of $1,000,000 to cover the legal fees and expenses of the person(s) against whom such claims are asserted. Such bond must be issued by a bonding company acceptable to the Person(s) against whom such claims are asserted or shall be established through an escrow account at a federally insured banking institution.

         The releases and injunction provided in sections 10.03 and 10.04 of the Plan shall not release or enjoin any claims against any of the individuals or entities enumerated therein with respect to (a) fiduciary obligations under ERISA or any controlled group liabilities under Title IV of ERISA or (b) police or regulatory activities of governmental regulatory agencies.

                                   ARTICLE XI
                        MEANS FOR EXECUTION OF THIS PLAN

         11.01. SUBSTANTIVE CONSOLIDATION

         Before the hearing on this Disclosure Statement, the Debtors filed a Motion for Substantive Consolidation, asking the Bankruptcy Court to approve the substantive consolidation of the Debtors' Estates. The Debtors have requested a hearing on such motion before the Confirmation Date. This Plan is proposed on the basis that the Motion for Substantive Consolidation is granted on or before the Confirmation Date. If such motion is granted, all of the Debtors will be treated as substantively consolidated as Reorganized Minorplanet. All Cash payments and the issuance of New Common Stock to be made on or after the Effective Date pursuant to this Plan will be the obligation of the substantively consolidated Reorganized Minorplanet, and Reorganized Minorplanet will cause these obligations to be performed. Reorganized Minorplanet will take the other actions contemplated under this Plan to consummate and perform this Plan, including making Distributions, abandoning Collateral, objecting to Claims, administering the Disputed Claims Reserve and asserting claims (including, without limitation, the Estate Actions). All obligations under this Plan that are to be performed over time after the Effective Date, including periodic payments to the Holders of Allowed Secured Claims, Allowed Cure Claims, Allowed Other Priority Claims, and any other Allowed Claims that are to be paid over time shall be the obligations of and continue to be performed by Reorganized Minorplanet. All liens of the Holders of Allowed Secured Claims, and the priority


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 18 OF 33
of such liens, shall be unaffected by the substantive consolidation and merger of Limited and Caren into Minorplanet. Holders of Allowed Claims will be entitled to only one recovery from the substantively consolidated estate of Reorganized Minorplanet. The Holders of any intercompany Claims by, between, or among Minorplanet, Limited, and Caren will not receive any Distribution on account of such intercompany Claims under this Plan.

         11.02. REORGANIZED MINORPLANET

         From and after the Effective Date, each of Minorplanet, Limited, and Caren will cease to exist as a separate corporate or other entity and will be substantively consolidated as Reorganized Minorplanet in accordance with the laws of the State of Delaware and pursuant to Reorganized Minorplanet's charter and bylaws.

         11.03. SOURCES OF CASH

         Reorganized Minorplanet may obtain the funds necessary for the payment of Allowed Claims that are to be paid in Cash on or after the Effective Date through the combination of the Credit Facility and Cash on hand from the Debtors' operations. On or before the Confirmation Date, the Debtors intend to enter into the Credit Facility with one or more existing or new lenders, on terms as may be acceptable to the Debtors.

         11.04. REVESTING OF ASSETS

         Except as otherwise provided in this Plan, the property and assets of the Debtors' Estates under section 541 of the Bankruptcy Code will revest in Reorganized Minorplanet on the Effective Date free and clear of all Claims and Interests, but subject to the obligations of Reorganized Minorplanet as set forth in this Plan and the Confirmation Order. Commencing on the Effective Date, Reorganized Minorplanet may deal with its assets and property and conduct its business without any supervision by, or permission from, the Bankruptcy Court or the Office of the United States Trustee, and free of any restriction imposed on the Debtors by the Bankruptcy Code or by the Bankruptcy Court during the Cases.

         11.05. TREATMENT OF THE EXISTING DEBT INSTRUMENTS

         As of the Effective Date, except to the extent provided otherwise in the Plan, any and all notes held by Holders of any Claims (including, without limitation, the Notes), and all agreements, instruments and other documents evidencing the Claims and the rights of the Holders of the Claims, will be automatically canceled, extinguished, voided, and surrendered as provided in section 12.02 of the Plan; all obligations of any Person under those instruments and agreements will be fully and finally satisfied and released; and the obligations of the Debtors under those instruments and agreements will be discharged. On the Effective Date, except to the extent otherwise provided in the Plan, the Indenture relating to the Notes will be canceled, and the obligations of the Indenture Trustee and the Debtors thereunder, except for any obligation to pay reasonable professional fees, will be discharged; however, the Indenture will continue in effect solely for the purposes of allowing the Indenture Trustee to maintain any rights or liens it may have for reasonable fees, costs and expenses under the Indenture. On payment in full of the reasonable fees and expenses of the Indenture Trustee, except as provided herein, the rights of the Indenture Trustee will terminate.


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 19 OF 33

         11.06. NEW COMMON STOCK; NEW MANAGEMENT STOCK

         The issuance of the New Common Stock pursuant to this Plan is hereby authorized without further act or action under applicable law. The New Common Stock shall be issued and distributed in accordance with the terms of this Plan without further act or action under applicable law, regulation, order or rule and shall be exempt from registration under applicable securities law pursuant to section 1145(a) of the Bankruptcy Code. The provisions of the New Common Stock to be issued pursuant to this Plan are summarized as follows:

                  (a) Authorization. Reorganized Minorplanet will be authorized to issue up to fifty million (50,000,000) shares of Authorized New Common Stock on or after the Effective Date. The New Common Stock, a subset of the Authorized New Common Stock, will be issued under the Plan pursuant to sections 6.03 and
6.05 of the Plan.

                  (b) Par Value. The New Common Stock will have a par value of $.01 per share.

                  (c) Rights. The New Common Stock will have the rights with respect to dividends, liquidation, voting and other matters as set forth in the amended and restated certificate of incorporation of Reorganized Minorplanet and as provided under applicable law and in this Plan.

                  (d) Dilution. The New Common Stock is subject to dilution by any additional issuance of the Authorized New Common Stock duly authorized by Reorganized Minorplanet after the Effective Date.

         11.07. DIRECTORS AND MANAGEMENT OF REORGANIZED MINORPLANET

         Minorplanet's Current Officers and Directors are listed in the Disclosure Statement. The New Board of Directors for Reorganized Minorplanet shall consist of five (5) members who shall be identified at the hearing on the Disclosure Statement and will be formed as of the Effective Date. The Current Officers of Minorplanet and the officers of Reorganized Minorplanet immediately after the Effective Date shall be the following:

               Dennis R. Casey          President and Chief Executive Officer

               W. Michael Smith         Executive Vice President
                                        Treasurer
                                        Chief Operating Officer
                                        Chief Financial Officer

               J. Raymond Bilbao        Senior Vice President
                                        General Counsel
                                        Secretary

               Robert Gray              Chief Accounting Officer

               Robert Lambert           Vice President Information Technologies


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 20 OF 33

               David Bagley             Vice President of Network Operations

         All decisions regarding the election of other officers, the continued employment of senior management of Reorganized Minorplanet, selection of officers by the New Board of Directors, and new employment contracts for senior management of Reorganized Minorplanet will be made by the New Board of Directors. The New Board of Directors will serve until the first annual meeting of stockholders of Reorganized Minorplanet held after the Effective Date.

         11.08. IMPLEMENTING DOCUMENTS

         To implement this Plan, the following Plan Documents will be signed and delivered or otherwise made effective on the Effective Date, including the following documents:

                  o the Credit Facility documents; and

                  o the amended certificate of incorporation, bylaws, and charter or analogous documents of Reorganized Minorplanet, which will satisfy the provisions of this Plan and section 1123(a)(6) of the Bankruptcy Code.

         Forms of these documents will be filed with the Bankruptcy Court no later than four (4) business days before the deadline for voting on the Plan. The Debtors will provide a copy of the form of any of these documents to any party in interest who requests it in writing. Written requests should be sent to Neligan Tarpley Andrews & Foley LLP at 1700 Pacific Avenue, Suite 2600, Dallas, Texas, 75201, if by mail or courier service, or to (214) 840-5301 if by facsimile, or to kgradick@neliganlaw.com if by electronic mail, in each case to the attention of Katherine Gradick. Confirmation of this Plan will authorize the Debtors, Reorganized Minorplanet and their directors and officers to execute and deliver, file or record these implementing documents and related necessary documents, and to take any actions as may be necessary or appropriate in furtherance of this Plan.

                                  ARTICLE XII
                             METHOD OF DISTRIBUTION

         12.01. REORGANIZED MINORPLANET

         Reorganized Minorplanet or its stock transfer agent will make all Distributions required under this Plan (subject to the provisions hereof).

         12.02. SURRENDER OF SECURITIES OR INSTRUMENTS

         On or as soon as practicable after the Effective Date, each Holder of a Certificate or a Note as of the Initial Distribution Date shall surrender such Certificate or Note to Reorganized Minorplanet or its transfer agent and all Certificates and Notes will be canceled. No Distribution of property hereunder will be made to or on behalf of any Holder of a Certificate or a Note unless and until the Certificate or Note is received by Reorganized Minorplanet or its transfer agent or the unavailability of the Certificate or the Note is reasonably established to the satisfaction of Reorganized Minorplanet. Any Holder of a Certificate or a Note who fails to


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 21 OF 33
surrender or cause to be surrendered the Certificate or the Note or fails to execute and deliver an affidavit or loss and indemnity reasonably satisfactory to Reorganized Minorplanet before the first anniversary of the Effective Date, will be deemed to have forfeited all rights and Claims or Interests in respect of the Certificate or the Note and will not participate in any Distribution hereunder, and all New Common Stock in respect of the forfeited distribution will be canceled notwithstanding any federal or state escheat laws to the contrary.

         12.03. INITIAL DISTRIBUTION DATE

         At the close of business on the Initial Distribution Date, the transfer ledgers for the Notes and Interests will be closed, and there will be no further changes in the record Holders of these securities. Reorganized Minorplanet and the Indenture Trustee shall have no obligation to recognize any transfer of any securities or instruments occurring after the Initial Distribution Date and will be entitled instead to recognize and deal for all purposes hereunder with only those record Holders stated on the transfer ledgers as of the close of business on the Initial Distribution Date.

         12.04. MEANS OF CASH PAYMENT

         Cash payments made pursuant to this Plan will be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, by a commercially reasonable manner as the payor will determine in its sole discretion.

         12.05. CALCULATION OF DISTRIBUTION AMOUNTS OF NEW SECURITIES

         No fractional shares of New Common Stock will be issued or distributed under the Plan or by Reorganized Minorplanet. Each Person entitled under the Plan to receive a Distribution of New Common Stock will receive the total number of whole shares of New Common Stock to which the Person is entitled. Whenever any Distribution, or a portion thereof, to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, Reorganized Minorplanet will allocate separately one whole share of New Common Stock to the Person and other Persons similarly entitled, in order of the fractional portion of their entitlement, starting with the largest fractional portion, until all remaining whole shares have been allocated. Upon the allocation of a whole share to a Person in respect of the fractional portion of its entitlement, the fractional portion will be canceled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Stock that remain to be allocated, Reorganized Minorplanet will allocate the remaining whole shares to the Holders by random lot or another impartial method as Reorganized Minorplanet deems fair. Upon the allocation of all of the whole shares authorized under this Plan, all remaining fractional portions of the entitlements will be canceled and will be of no further force and effect.

         12.06. DELIVERY OF DISTRIBUTIONS

         Distributions to Holders of Allowed Claims and Allowed Class 5 Interests will be made by Reorganized Minorplanet or its transfer agent (a) at the addresses set forth on the proofs of Claim or Interests filed by the Holders, (b) at the addresses set forth in any written notice of


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 22 OF 33
address change delivered to Reorganized Minorplanet after the date of any related proof of Claim or Interest, (c) at the addresses reflected in the Schedules if no proof of Claim or Interest has been filed and Reorganized Minorplanet has not received a written notice of a change of address, (d) or at the last known address of the Holder if no proof of Claim or Interest has been filed, (e) in the case of the Holder of a Claim that is governed by the Indenture and is administered by the Indenture Trustee, at the addresses contained in the official records of the Indenture Trustee, or (f) at the addresses set forth in a properly completed letter of transmittal accompanying securities or instruments properly remitted to Reorganized Minorplanet or its transfer agent. If any Holder's Distribution is returned as undeliverable, no further Distributions to the Holder will be made unless and until Reorganized Minorplanet or its transfer agent is notified of the Holder's then current address, at which time all missed Distributions will be made to the Holder without interest. Amounts in respect of undeliverable Distributions made by Reorganized Minorplanet will be returned to Reorganized Minorplanet until the Distributions are claimed.

         12.07. FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS

         Any other provision of this Plan notwithstanding, payments of fractions of dollars will not be made. Whenever any payment of a fraction of a dollar under this Plan would otherwise be called for, the actual payment made will reflect a rounding of the fraction to the nearest whole dollar (up or down), with half dollars being rounded down. Reorganized Minorplanet will not make any payment of less than twenty-five dollars ($25.00) with respect to any Claim unless a request is made in writing to Reorganized Minorplanet.

         12.08. ALLOCATION OF PLAN DISTRIBUTION BETWEEN PRINCIPAL AND INTEREST

         To the extent that any Allowed Claim entitled to a Distribution under this Plan is comprised of principal indebtedness and accrued but unpaid interest thereon, the Distribution will, to the extent permitted, be allocated for income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

         12.09. UNCLAIMED DISTRIBUTIONS

         On the first anniversary of the Effective Date, Reorganized Minorplanet will publish the names of Holders of unclaimed Distributions in the national edition of the Wall Street Journal. Any Distributions under this Plan in the form of Cash remaining unclaimed as of two years after the Effective Date will be released for Reorganized Minorplanet's use in its ordinary business operations, and any unclaimed Distributions under this Plan in the form of New Common Stock will be canceled.

                                  ARTICLE XIII
                                CLAIMS RESOLUTION

         13.01. OBJECTIONS TO CLAIMS

         The Debtors and Reorganized Minorplanet will have exclusive authority to object to and contest the allowance of any Claims filed with the Bankruptcy Court. The Debtors and Reorganized Minorplanet will use their best efforts to prosecute objections to Claims as


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 23 OF 33
warranted. All objections to Claims must be filed by the Objection Deadline, which shall be ninety (90) days after the Effective Date unless extended by order of the Bankruptcy Court. If the Debtors or Reorganized Minorplanet file an objection to a Claim, such Claim will become a Disputed Claim. Disputed Claims may become Allowed Claims by entry of a Final Order allowing the Claim in whole or in part.

         13.02. DISPUTED CLAIMS RESERVE

         Pending the resolution of Disputed Claims, Reorganized Minorplanet will hold the Distributions for the benefit of Holders of Disputed Claims in trust in the Disputed Claims Reserve. The amount held in the Disputed Claims Reserve will be calculated based on the smaller of (a) the amount claimed, (b) the amount estimated by the Bankruptcy Court for purposes of distribution or (c) the amount determined by the Bankruptcy Court in a claims allowance hearing, even if there is a pending appeal concerning allowance of the Claim. When a Disputed Claim becomes an Allowed Claim by a Final Order, Reorganized Minorplanet will cause the Distribution owed on such Allowed Claim to be paid out of the Disputed Claims Reserve within ten (10) Business Days after such order becomes a Final Order. Any Distribution that would have been due to the part of the Claim that is disallowed will be released from the Disputed Claims Reserve and distributed Pro Rata to Allowed Claims of the same class as the Disputed Claim that has become Allowed. These supplemental distributions will be made on the six month anniversary of the Effective Date and every six months thereafter as applicable. The Disputed Claim Reserve shall not include any New Common Stock.

                                  ARTICLE XIV
                               ASSERTION OF CLAIMS

         14.01. ASSERTION OF ESTATE ACTIONS, DEFENSES AND COUNTERCLAIMS

         Except as otherwise provided in the Plan, the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b)(3) of the Bankruptcy Code, Reorganized Minorplanet shall retain and may exclusively prosecute, settle, or compromise any Estate Action. Reorganized Minorplanet shall also retain and may prosecute and enforce all defenses, counterclaims, and rights against or with respect to all Claims asserted against the Debtors, Reorganized Minorplanet, or the Estates. Notwithstanding the foregoing, in the event any of the Debtors or Reorganized Minorplanet is determined by the Bankruptcy Court to be solvent, Reorganized Minorplanet will not commence any action to prosecute an Estate Action if such Estate Action requires proof of the insolvency of any of the Debtors or Reorganized Minorplanet.

         14.02. SETOFFS

         Reorganized Minorplanet may, but will not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of the Claim, claims of any nature whatsoever that the Debtors or Reorganized Minorplanet may have against the Holder of the Claim, provided, however, that neither the failure to do so nor the allowance of any Claim hereunder will constitute a waiver or release by the Debtors or Reorganized Minorplanet of any claim that the Debtors or Reorganized Minorplanet may have against the


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 24 OF 33

Holder. The Holder of a Disputed Claim who asserts a right of setoff will retain the right, subject to any defenses of the Debtors or Reorganized Minorplanet, until the earlier of the time when (a) the Disputed Claim becomes Allowed, in whole or in part, or (b) the Claim is expunged by entry of an order of the Bankruptcy Court.

                                   ARTICLE XV
                        VOTING AND EFFECT OF REJECTION BY
                          ONE OR MORE CLASSES OF CLAIMS

         15.01. IMPAIRED CLASSES TO VOTE

         Except as provided in section 5.03 of this Plan, each impaired class of Claims and Interests will be entitled to vote separately to accept or reject this Plan. For purposes of voting to accept or reject this Plan, a Person is a Holder as of the Voting Record Date. A Holder of an Allowed Claim or Interest as of the Voting Record Date may vote to accept or reject this Plan. A Holder of a Claim or Interest as to which an objection has been filed that has not been temporarily allowed for purposes of voting on this Plan may not vote. A Holder of a contingent or unliquidated Claim or Interest may vote on this Plan in an amount based on the portion, if any, of the Claim or Interest shown as fixed, liquidated and undisputed in the Schedules, or equal to $1.00 or one share, if not so shown.

         15.02. ACCEPTANCE BY CLASSES OF CLAIMS AND INTERESTS

         A class of Claims will have accepted this Plan if its members vote to accept by at least two-thirds in amount and more than one-half in number of the Allowed Claims in the class actually voting to accept or reject this Plan. A class of Interests will have accepted this Plan if its members vote to accept by at least two-thirds in amount of the Allowed Interests in the class actually voting to accept or reject this Plan.

         15.03. SECTION 1129(b) CRAMDOWN

         If any impaired class of Claims or Interests fails to accept this Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to request the Bankruptcy Court to confirm this Plan in accordance with the provisions of section 1129(b) of the Bankruptcy Code. The Debtors assert that this Plan provides for fair and equitable treatment of all Classes of Claims and Interests.

                                  ARTICLE XVI
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THIS PLAN

         16.01. CONDITIONS TO CONFIRMATION

         The Bankruptcy Court will not enter the Confirmation Order unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to section 16.03 of this Plan:


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 25 OF 33

         (a) The documents implementing this Plan listed in section 11.08 of the Plan will be in form and substance acceptable to the Debtors, and will have been provided to the Bankruptcy Court.

         (b) The Confirmation Order is in a form and substance acceptable to the Debtors and, among other things, makes findings that particular subsections of section 1129 of the Bankruptcy Code have been met, including (i) that the Debtors and their representatives have proposed and obtained confirmation of this Plan in good faith; (ii) that this Plan is in the best interests of creditors and (iii) that this Plan is fair and equitable to Holders of Claims and Interests.

         (c) The Confirmation Order authorizes and directs the Debtors and Reorganized Minorplanet to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases and other agreements or documents created in connection with this Plan, including those documents described in section 11.08 of the Plan.

         (d) The Debtor has received binding commitments, in form and substance acceptable to the Debtors in their sole discretion, for the issuance and closing of the Credit Facility.

         16.02. CONDITIONS TO CONSUMMATION

         This Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions has been satisfied or duly waived (if waivable) pursuant to section 16.03 of the Plan:

         (a) The Confirmation Order is a Final Order and provides that (i) Reorganized Minorplanet is authorized to issue the New Common Stock and the New Management Stock, and (ii) the New Common Stock issued under the Plan in exchange for Claims against any of the Debtors or Interests in Minorplanet attributable to Existing Common Stock, and the New Management Stock issued under the Plan, are exempt from registration under the Securities Act pursuant to, and to the extent provided by, section 1145(a) of the Bankruptcy Code.

         (b) Substantially all of the Cash payments required to be made on or as soon as practicable after the Initial Distribution Date to the Holders of Allowed Administrative Claims and Other Priority Claims are paid.

         (c) Reorganized Minorplanet shall have entered into the Credit Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

         (d) The Notes are canceled and the New Common Stock is issued to Holders of Allowed General Unsecured Claims and Holders of Allowed Interests in Minorplanet attributable to the Existing Common Stock.

         (e) All Interests in the Debtors are canceled.


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 26 OF 33

         (f) Substantially all of the actions, documents and agreements necessary to implement this Plan, including those documents set forth in section
11.08 of the Plan, will have been effected or executed.

         16.03. WAIVER OF CONDITIONS

         The conditions to the confirmation and consummation of the Plan as set forth above may be waived in whole or in part by the Debtors upon approval of the Bankruptcy Court.

         16.04. EFFECT OF NON-OCCURRENCE OF CONDITIONS TO CONSUMMATION

         Each of the conditions to consummation and the Effective Date must be satisfied or duly waived, as provided above, within ninety (90) days after the Confirmation Date. If each condition to consummation has not been satisfied or duly waived, pursuant to this Plan, within ninety (90) days after the Confirmation Date, then on motion by any party in interest made before the time that each condition has been satisfied or duly waived and on notice to the parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such a motion, the Confirmation Order may not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this section, this Plan will be deemed null and void, including the discharge of Claims and cancellation of Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions, assignments or rejections of Contracts pursuant to this Plan, and, in this event, nothing contained in this Plan will (a) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or (b) prejudice in any manner the rights of the Debtors.

                                  ARTICLE XVII
                            RETENTION OF JURISDICTION

         17.01. JURISDICTION

         Until the Cases are closed, the Bankruptcy Court will retain the jurisdiction as is legally permissible under applicable law, including under sections 105(a) and 1142 of the Bankruptcy Code, including that necessary to ensure that the purpose and intent of this Plan are carried out and to hear and determine all Claims and Interests and objections thereto that could have been brought before the entry of the Confirmation Order. The Bankruptcy Court will retain jurisdiction to hear and determine all Claims against and Interests in the Debtors and to enforce all causes of action that may exist on behalf of Debtors, over which the Bankruptcy Court otherwise has jurisdiction. Nothing contained in this Plan will prevent Reorganized Minorplanet from taking any action as may be necessary in the enforcement of any cause of action that may exist on behalf of the Debtors and that may not have been enforced or prosecuted by the Debtors.

         17.02. EXAMINATION OF CLAIMS AND INTERESTS

         Following the Confirmation Date, the Bankruptcy Court will retain jurisdiction to decide disputes concerning the classification and allowance of any Claim or Interest and the re-examination of Claims or Interests that have been allowed for the purposes of voting, and the


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 27 OF 33
determination of any objections as may be filed to Claims or Interests. The failure by the Debtors to object to, or to examine, any Claim or Interest for the purposes of voting will not be deemed a waiver of their right or the right of Reorganized Minorplanet to object to, or to re-examine, the Claim or Interest in whole or in part.

         17.03. DETERMINATION OF DISPUTES

         The Bankruptcy Court will retain jurisdiction after the Confirmation Date to determine all questions and disputes regarding title to the assets of the Estates, disputes concerning the allowance of Claims and Interests, and determination of all causes of action, controversies, disputes, or conflicts, whether or not subject to any pending action, as of the Confirmation Date, for the Debtors or Reorganized Minorplanet to recover assets pursuant to the provisions of the Bankruptcy Code.

         17.04. ADDITIONAL PURPOSES

         The Bankruptcy Court will retain jurisdiction for the following additional purposes after the Effective Date:

         (a) to hear and determine any modification of the Plan pursuant to section 1127 of the Bankruptcy Code, to cure any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary or appropriate to carry out the purposes and effects thereof;

         (b) to assure the performance by Reorganized Minorplanet of its obligations to make Distributions under the Plan and with respect to the New Common Stock to be issued;

         (c) to issue injunctions, enter and implement other orders and take such other actions as may be necessary or appropriate to execute, interpret, implement, consummate, or enforce the terms and conditions of the Plan and the transactions contemplated thereunder, the Plan Documents, the Confirmation Order, or any other order of the Bankruptcy Court, or to maintain the integrity of the Plan following confirmation;

         (d) to hear and determine disputes arising in connection with the execution, interpretation, implementation, consummation, or enforcement of the Plan, the Plan Documents, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument or other document governing or relating to any of the foregoing;

         (e) to construe and apply any findings of fact and/or conclusions of law made in the Confirmation Order;

         (f) to adjudicate matters arising in the Cases, including matters relating to the formulation and consummation of this Plan;

         (g) to enter any orders, including injunctions, as are necessary to enforce the title, rights, and powers of Reorganized Minorplanet and to impose any limitations, restrictions, terms and conditions on the title, rights, and powers as the Bankruptcy Court may deem necessary;


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 28 OF 33

         (h) to hear and determine any dispute involving or affecting the validity and enforceability of the discharges, releases, injunctions, and exculpatory relief referred to in Article 10 of the Plan;

         (i) to enter a final decree closing the Cases;

         (j) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;

         (k) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

         (l) to hear and allow applications for fees and expenses pursuant to sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;

         (m) to decide issues concerning federal tax reporting and withholding that arise in connection with the confirmation or consummation of the Plan;

         (n) to decide issues concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         (o) to decide issues concerning all disputes involving the existence, nature or scope of the Debtors' discharge;

         (p) to adjudicate any issues concerning assumption or rejection of Contracts, including any disputes concerning Rejection Damage Claims or Cure Claims;

         (q) to hear and determine any and all objections to any Claims, including Administrative Claims, or Interests, including the allowance, classification, priority, secured status, compromise, estimation, or payment thereof;

         (r) to hear and determine any litigation or causes of action belonging to the Debtors; and

         (s) to hear and to determine any other matter related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

                                 ARTICLE XVIII
                   GENERAL NOTICES AND DEFAULT UNDER THIS PLAN

         18.01. GENERAL NOTICES

         All notices required to be given in connection with this Plan should be delivered by United States certified mail, postage prepaid, return receipt requested addressed to each Debtor to receive the notice, and to Reorganized Minorplanet, at the following address:


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 29 OF 33

                  Mr. J. Raymond Bilbao
                  Senior Vice President, General Counsel & Secretary Minorplanet Systems USA, Inc.
                  1155 Kas Drive, Suite 100
                  Richardson, TX 75081

         and to counsel for the Debtors at the following address:

                  Patrick J. Neligan, Jr.
                  Neligan Tarpley Andrews & Foley LLP
                  1700 Pacific Avenue, Suite 2600
                  Dallas, TX 75201

         and to counsel for the Creditors' Committee at the following address:

                  Jack R. Bird
                  Bergman & Bird LLP
                  4514 Travis Street
                  Suite 300
                  Dallas, TX 75205
         and to the United States Trustee at the following address:

                  William Parkinson
                  Office of the United States Trustee
                  1100 Commerce Street
                  9th Floor
                  Dallas, TX 75242

         18.02. ASSERTING AND CURING DEFAULT UNDER THE PLAN

         If the Debtors or Reorganized Minorplanet default under the provisions of the Plan (as opposed to default under the documentation executed in implementing the terms of the Plan, which documents may provide independent bases for relief concerning the assertion and cure of defaults), any creditor or party in interest desiring to assert a default will provide the Debtors and Reorganized Minorplanet with written notice of the alleged default. The Debtors or Reorganized Minorplanet will have thirty (30) days from receipt of written notice to cure the alleged default. If the default is not cured, any creditor or party in interest may then file with the Bankruptcy Court and serve on counsel for the Debtors, Reorganized Minorplanet, and the Creditors' Committee a motion to compel compliance with the applicable provision of this Plan. The Bankruptcy Court, on finding a material default, will issue orders compelling compliance with the pertinent provisions of the Plan.

         18.03. TERMINATION OF CREDITORS' COMMITTEE'S DUTIES

         The duties of the Creditors' Committee will terminate on the Effective Date except with respect to any appeal of an order in the Cases, the preparation and prosecution of fee


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 30 OF 33
applications, and any matters related to any proposed post-confirmation modification of this Plan.

         18.04. COMPLIANCE WITH TAX REQUIREMENTS

         In connection with this Plan, the Debtors will comply with any withholding and reporting requirements imposed by federal, state, and local taxing authorities, and Distributions will be subject to the withholding and reporting requirements.

         18.05. MODIFICATION OR REVOCATION OF THIS PLAN

         The Debtors reserve the right to modify the Plan either before or after Confirmation to the fullest extent permitted under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, including but not limited to modifications necessary to negotiate the resolution of an objection to Confirmation of this Plan. The Debtors may withdraw the Plan at any time before the Confirmation Date, or thereafter prior to the Effective Date. This Plan may be amended by the Debtors before or after the Effective Date as provided in section 1127 of the Bankruptcy Code.

         18.06. REVOCATION OF THIS PLAN

         The Debtors reserve the right to revoke and withdraw this Plan at any time before the Confirmation Date.

         18.07. EFFECT OF WITHDRAWAL OR REVOCATION

         If the Debtors revoke or withdraw this Plan before the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan will be null and void. In such event, nothing contained in this Plan will be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person, or to prejudice in any manner the rights of Debtors or any Person in any further proceedings involving Debtors.

         18.08. DUE AUTHORIZATION

         Each and every Holder of an Allowed Claim or Allowed Interest who elects to participate in the Distributions provided for in this Plan warrants that it is authorized to accept in consideration of such Claim or Interest the Distributions provided for in this Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Plan.

         18.09. IMPLEMENTATION

         The Debtors and Reorganized Minorplanet will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan.


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 31 OF 33

         18.10. RATIFICATION

         The Confirmation Order will ratify all transactions effected by the Debtors during the pendency of the Cases.

         18.11. TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), will remain in full force and effect until the Effective Date.

         18.12. INTEGRATION CLAUSE

         This Plan is a complete, whole, and integrated statement of the binding agreement between the Debtors, their creditors, their Interest Holders and other parties in interest upon the matters herein. Parol evidence shall not be admissible in an action regarding this Plan or any of its provisions.

         18.13. INTERPRETATION

         Unless otherwise specified, all section, article and exhibit references in the Plan are to the respective section in, article of or exhibit to the Plan, as the same may be amended, waived, or modified from time to time. The headings of the articles, paragraphs and sections of the Plan and table of contents in the Plan are inserted for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan or its interpretation.

         18.14. SEVERABILITY OF PLAN PROVISIONS

         If any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable before the Confirmation Date, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret the term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and the term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by the holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         18.15. GOVERNING LAW

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules), the laws of (i) the State of Texas shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 32 OF 33
connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters and any causes of action arising under state law with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereto.

DATED: April 26, 2004

                                            Minorplanet Systems USA, Inc.
                                            Caren (292) Limited
                                            Minorplanet Systems USA Limited

                                            By: /s/ Dennis R. Casey
                                                --------------------------------
                                                Dennis R. Casey
                                                President and Chief
                                                Executive Officer
                                                1155 Kas Drive, Suite 100
                                                Richardson, TX  75081

                                            NELIGAN TARPLEY ANDREWS &
                                            FOLEY LLP


                                            By: /s/ Patrick J. Neligan
                                                --------------------------------
                                                Patrick J. Neligan
                                                State Bar No. 14866000
                                                David Ellerbe
                                                State Bar No. 06530600
                                                dellerbe@neliganlaw.com
                                                Omar J. Alaniz
                                                State Bar No. 24040402
                                                1700 Pacific Avenue, Suite 2600
                                                Dallas, Texas 75201


DEBTORS' JOINT PLAN OF REORGANIZATION                             PAGE 33 OF 33